Exhibit 99.1

Designer Brands Inc. Reports Third Quarter 2020 Financial Results
Net sales improved 33% on a sequential basis versus second quarter
Athletic comparable sales in the U.S. Retail segment were up 5% in third quarter, above the 4% increase in the second quarter, outpacing results for seasonal products

COLUMBUS, Ohio, December 9, 2020 - Designer Brands Inc. (NYSE: DBI) (the "Company"), one of North America's largest designers, producers and retailers of footwear and accessories, announced financial results for the three months ended October 31, 2020, compared to the three months ended November 2, 2019.

Roger Rawlins, Chief Executive Officer, said, "Designer Brands delivered sequential improvement across all of our metrics in the third quarter by successfully leveraging our flexible business model to align with consumer preferences. We have been shifting our assortment to include more athletic and kids product, as well as items from the Top 10 brands in footwear, and see further opportunity to meaningfully grow these categories. Our investment in these areas has resulted in athletic penetration in our U.S. retail business increasing to 26% at the end of the third quarter, up from 17% last year, and kids penetration has grown to 10% from 7% last year. During the quarter, athletic comparable sales turned positive at DSW, growing 5%, outperforming the market and supporting our strategic decision to pivot in this environment."

Mr. Rawlins continued, "Fundamentally, our customers know Designer Brands as a dress and seasonal house. As they continue to work from home and avoid large social events, the balance of our assortment will remain challenged. We are pleased to see that a vaccine may be on the horizon, but widespread adoption will take time and our business will continue to feel pressure in the near-term. We have confidence there will be a day our customers feel comfortable going out again, and, when that time comes, we will reap the benefits of the combination of our legacy command of the dress and seasonal market coupled with recent gains we are making in athletic and kids."

Third Quarter Operating Results
•Net sales decreased 30.1% to $652.9 million in the third quarter of fiscal 2020 compared to the same period last year.
•Comparable sales decreased 30.4% for the third quarter of fiscal 2020 compared to a 0.3% increase in the third quarter of fiscal 2019.
•Gross profit decreased $107.7 million to $165.7 million in the third quarter of fiscal 2020 versus $273.3 million last year, and gross margin as a percentage of net sales was 25.4% as compared to 29.3% in the third quarter of fiscal 2019. The decrease in gross profit was primarily driven by the significant reduction in customer traffic with the continuing impact of COVID-19. The decline in gross margin during the period was also a result of continued elevated markdown activity in addition to the increase in shipping expense and deleverage on occupancy, fixed distribution costs, and royalty expense related to the decline in sales.
•Reported operating expenses were down 8.8% to $196.1 million versus last year and the reported operating expenses as a percentage of net sales was 30.1%, above last year's level of 23.1%, due to a significantly lower sales volume.
•Reported net loss was $40.6 million, or $0.56 loss per diluted share, including net charges of $0.30 per diluted share from adjusted items primarily related to impairment charges.
•Adjusted net loss was $19.0 million, or $0.26 loss per diluted share.

Liquidity Highlights
•Cash and investments totaled $114.5 million at the end of the third quarter of fiscal 2020, compared to $113.8 million for the same period last year, with $295.0 million available for borrowings under our ABL Revolver. Debt totaled $274.6 million at the end of the third quarter of fiscal 2020 compared to $235.0 million debt outstanding for the same period last year.
•The Company ended the quarter with inventories of $546.0 million, down 19% compared to the same period last year, primarily due to strong inventory controls and higher inventory reserves versus the prior year.

Store Openings and Closings
During the third quarter of fiscal 2020, we opened four stores and closed two in the U.S. resulting in a total of 524 U.S. stores. In Canada, we opened one store with no closures resulting in a total of 145 Canadian stores.

2020 Guidance
We continue to monitor and evaluate the impact of the COVID-19 pandemic and, given the prolonged uncertainty surrounding the impacts of COVID-19, the Company is not providing guidance at this time.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial in, 1-412-317-6061, and reference conference ID number 8509121 approximately ten minutes prior to the start of the call. The conference call will also be broadcast live over the internet and can be accessed through the following link:
https://www.webcaster4.com/Webcast/Page/1213/38606
For those unable to listen to the live webcast, an archived version will be available via the same website address until December 23, 2020. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 10149800

About Designer Brands
Designer Brands Inc. is one of North America's largest designers, producers and retailers of footwear and accessories. The Company operates a portfolio of retail concepts in nearly 700 locations under the DSW Designer Shoe Warehouse®, The Shoe Company®, and Shoe Warehouse® banners. The Company designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 stores worldwide. Camuto Group owns licensing rights for the Jessica Simpson® footwear business, and footwear and handbag licenses for Lucky Brand® and Max Studio®. In partnership with a joint venture with Authentic Brands Group, the Company also owns a stake in Vince Camuto®, Louise et Cie®, and others. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In many cases, you can identify these forward-looking statements by the use of forward-looking words such as "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks and uncertainty related to the continued outbreak of the coronavirus disease ("COVID-19"), any future COVID-19 resurgence, and any other adverse public health developments; our ability to protect the health and safety of our employees and our customers, which may be affected by current or future government regulations related to stay-at-home orders and orders related to the operation of non-essential businesses; risks related to our holdings of cash and investments and access to liquidity and the financial markets on terms that are favorable to us, if at all; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to foreign tax contingencies, and fluctuations in foreign currency exchange rates; maintaining strong relationships with our vendors, manufacturers, licensors, and retailer customers; our ability to successfully integrate acquired businesses or realize the anticipated benefits of the acquisitions after we complete our integration efforts; risks related to losses or disruptions associated with our distribution systems, including our distribution and fulfillment centers and our stores, whether as a result of COVID-19, reliance on third-party providers, or otherwise; our reliance on our loyalty programs and marketing to drive traffic, sales and customer loyalty; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; failure to retain our key executives or attract qualified new personnel; risks related to the loss or disruption of our information systems and data and our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data; risks associated with remote working arrangements; our ability to comply with privacy laws and regulations, as well as other legal obligations; the effect of Stein Mart Inc. filing for relief under Chapter 11 of the United States Bankruptcy Code; our success in growing our store base and digital demand; our ability to protect our reputation and to maintain the brands we license; our ability to execute our strategies; seasonality of our business and fluctuation of our comparable sales and quarterly financial performance; uncertain general economic, political and social conditions and the related impacts to consumer discretionary spending; our competitiveness with respect to style, price, brand availability and customer service; the imposition of increased or new tariffs on our products; risks related to our qualification under the Coronavirus Aid, Relief, and Economic Security Act for payroll tax credits and deferral of payroll taxes in the U.S., as well as other similar regulations in Canada; and uncertainty related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2020, as amended, our Forms 10-Q for the fiscal quarter ended May 2, 2020 and August 1, 2020 and risk factors identified in the Company's other filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances, except as may be required by law.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended		Change
(dollars in thousands)	October 31, 2020	November 2, 2019	Amount	%	Comparable Sales %
Segment net sales:
U.S. Retail	$501,901	$716,775	$(214,874)	(30.0)%	(31.9)%
Canada Retail	61,598	76,299	(14,701)	(19.3)%	(18.7)%
Brand Portfolio	83,905	137,496	(53,591)	(39.0)%	13.4%
Other	27,020	28,848	(1,828)	(6.3)%	NA
Total segment net sales	674,424	959,418	(284,994)	(29.7)%	(30.4)%
Elimination of intersegment net sales	(21,554)	(25,592)	4,038	(15.8)%
Net sales	$652,870	$933,826	$(280,956)	(30.1)%
NA - Not applicable

	Nine months ended		Change
(dollars in thousands)	October 31, 2020	November 2, 2019	Amount	%	Comparable Sales %
Segment net sales:
U.S. Retail	$1,272,951	$2,086,535	$(813,584)	(39.0)%	(39.6)%
Canada Retail	140,509	191,421	(50,912)	(26.6)%	(25.5)%
Brand Portfolio	196,476	344,989	(148,513)	(43.0)%	61.4%
Other	62,909	93,935	(31,026)	(33.0)%	(50.4)%
Total segment net sales	1,672,845	2,716,880	(1,044,035)	(38.4)%	(38.4)%
Elimination of intersegment net sales	(47,478)	(53,813)	6,335	(11.8)%
Net sales	$1,625,367	$2,663,067	$(1,037,700)	(39.0)%

Store Data
	October 31, 2020		November 2, 2019
(square footage in thousands)	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW Designer Shoe Warehouse	524	10,633	521	10,579
Canada Retail segment:
The Shoe Company / Shoe Warehouse	118	626	119	638
DSW Designer Shoe Warehouse	27	536	27	535
	145	1,162	146	1,173
Total operating stores	669	11,795	667	11,752

Gross Profit
	Three months ended
	October 31, 2020		November 2, 2019		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit (loss):
U.S. Retail	$117,679	23.4%	$201,409	28.1%	$(83,730)	(41.6)%	(470)
Canada Retail	18,905	30.7%	27,485	36.0%	$(8,580)	(31.2)%	(530)
Brand Portfolio	22,128	26.4%	40,849	29.7%	$(18,721)	(45.8)%	(330)
Other	6,272	23.2%	6,291	21.8%	$(19)	(0.3)%	140
	164,984		276,034
Elimination of intersegment gross loss (profit)	672		(2,726)
Gross profit	$165,656	25.4%	$273,308	29.3%	$(107,652)	(39.4)%	(390)

	Nine months ended
	October 31, 2020		November 2, 2019		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit (loss):
U.S. Retail	$124,806	9.8%	$619,356	29.7%	$(494,550)	(79.8)%	(1,990)
Canada Retail	22,244	15.8%	65,171	34.0%	$(42,927)	(65.9)%	(1,820)
Brand Portfolio	24,592	12.5%	93,308	27.0%	$(68,716)	(73.6)%	(1,450)
Other	962	1.5%	21,643	23.0%	$(20,681)	(95.6)%	(2,150)
	172,604		799,478
Elimination of intersegment gross loss (profit)	3,634		(5,664)
Gross profit	$176,238	10.8%	$793,814	29.8%	$(617,576)	(77.8)%	(1,900)

Intersegment Eliminations
	Three months ended
(in thousands)	October 31, 2020	November 2, 2019
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(21,554)	$(25,592)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	17,155	17,363
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	5,071	5,503
Gross loss (profit)	$672	$(2,726)

	Nine months ended
(in thousands)	October 31, 2020	November 2, 2019
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(47,478)	$(53,813)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	34,116	39,281
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	16,996	8,868
Gross loss (profit)	$3,634	$(5,664)

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	October 31, 2020	November 2, 2019	October 31, 2020	November 2, 2019
Net sales	$652,870	$933,826	$1,625,367	$2,663,067
Cost of sales	(487,214)	(660,518)	(1,449,129)	(1,869,253)
Operating expenses	(196,067)	(215,038)	(551,712)	(654,988)
Income from equity investment	1,902	2,662	6,325	7,354
Impairment charges	(30,081)	(4,824)	(149,363)	(4,824)
Operating profit (loss)	(58,590)	56,108	(518,512)	141,356
Interest expense, net	(9,009)	(2,174)	(14,955)	(5,947)
Non-operating income (expenses), net	24	15	680	(128)
Income (loss) before income taxes	(67,575)	53,949	(532,787)	135,281
Income tax benefit (provision)	26,932	(10,489)	178,072	(33,220)
Net income (loss)	$(40,643)	$43,460	$(354,715)	$102,061
Diluted earnings (loss) per share	$(0.56)	$0.60	$(4.92)	$1.36
Weighted average diluted shares	72,344	72,947	72,134	75,149

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	October 31, 2020	February 1, 2020	November 2, 2019
Assets
Cash and cash equivalents	$114,531	$86,564	$87,838
Investments	—	24,974	25,939
Accounts receivable, net	61,840	89,151	87,313
Inventories	545,954	632,587	677,696
Prepaid expenses and other current assets	54,577	67,534	48,077
Total current assets	776,902	900,810	926,863
Property and equipment, net	313,102	395,009	394,695
Operating lease assets	728,871	918,801	950,514
Goodwill	93,655	113,644	113,644
Intangible assets, net	15,652	22,846	23,297
Deferred tax assets	208,976	31,863	39,452
Equity investment	57,978	57,760	54,964
Other assets	31,585	24,337	33,549
Total assets	$2,226,721	$2,465,070	$2,536,978
Liabilities and shareholders' equity
Accounts payable	$371,382	$299,072	$266,335
Accrued expenses	171,261	194,264	190,897
Current maturities of long-term debt	62,500	—	—
Current operating lease liabilities	226,423	186,695	184,598
Total current liabilities	831,566	680,031	641,830
Long-term debt	274,635	190,000	235,000
Non-current operating lease liabilities	721,771	846,584	880,883
Other non-current liabilities	28,228	27,541	36,084
Total liabilities	1,856,200	1,744,156	1,793,797
Total shareholders' equity	370,521	720,914	743,181
Total liabilities and shareholders' equity	$2,226,721	$2,465,070	$2,536,978

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Nine months ended
	October 31, 2020	November 2, 2019	October 31, 2020	November 2, 2019
Reported net income (loss)	$(40,643)	$43,460	$(354,715)	$102,061
Pre-tax adjustments:
Included in cost of sales -
COVID-19 incremental costs	—	—	3,676	—
Included in operating expenses:
COVID-19 incremental costs (credits), net	(985)	—	(4,453)	—
Integration and restructuring expenses	816	1,465	11,019	13,574
Amortization of intangible assets	113	617	582	664
Impairment charges	30,081	4,824	149,363	4,824
Gain on settlement	—	—	(8,990)	—
Included in non-operating expenses, net -
Foreign currency transaction losses (gains)	(25)	9	(368)	216
Total pre-tax adjustments	30,000	6,915	150,829	19,278
Tax effect of adjustments	(8,357)	(1,789)	(38,875)	(3,394)
Total adjustments, after tax	21,643	5,126	111,954	15,884
Adjusted net income (loss)	$(19,000)	$48,586	$(242,761)	$117,945
Reported diluted earnings (loss) per share	$(0.56)	$0.60	$(4.92)	$1.36
Adjusted diluted earnings (loss) per share	$(0.26)	$0.67	$(3.37)	$1.57

Non-GAAP Measures
In addition to diluted earnings (loss) per share and net income (loss) determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses adjusted diluted earnings (loss) per share and adjusted net income (loss), which adjust for the effects of: (1) COVID-19 incremental costs and credits; (2) integration and restructuring expenses; (3) amortization expense of intangible assets; (4) impairment charges; (5) gain on settlement; (6) foreign currency transaction losses (gains); and (7) the net tax expense impact of such items. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com